Exhibit (1)

LIMITED POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that as of the date hereof each of the undersigned hereby constitutes and appoints Lisa D. Rusch, John M. Raczek, Andrew T. Pfau, and Daniel Carey, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement of William Blair ETF Trust on Form N-1A under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, and any amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

DATED: June 4, 2026

/s/ Vann A. Avedisian	/s/ Kathleen T. Barr
Vann A. Avedisian	Kathleen T. Barr

/s/ Michelle E. Borré Massick	/s/ Cissie Citardi
Michelle E. Borré Massick	Cissie Citardi

/s/ Daniel N. Leib	/s/ Dorri C. McWhorter
Daniel N. Leib	Dorri C. McWhorter

/s/ Steven R. Zenz
Steven R. Zenz